                                POWER OF ATTORNEY

        KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Neil Wolff and James Jensen as the undersigned's true and lawful attorneys-in-fact to execute for and on behalf of the undersigned, in the undersigned's capacity as a director of ReachLocal, Inc. (the "Company"), and as an authorized signatory for the General Partners of the VantagePoint Venture
Partners Limited Partnerships which hold Company securities, the Forms 3/A, 4 and 4/A to be filed on or around October 4, 2010, and any amendments thereto recommended by counsel for such Limited Partnerships.

        The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of revocation, hereby ratifying and confirming all that each such attorney-in-fact, or each such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to either of the foregoing attorneys-in-fact.

                                        /s/ Alan E. Salzman
                                        ----------------------------------------
                                        Alan E. Salzman

                                        October 4, 2010